UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2023

Farmers and Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Director Election.

Effective August 29, 2023, the boards of directors of Farmers and Merchants Bancshares, Inc. (the “Company”) and Farmers and Merchants Bank (the “Bank”) elected Robert G. Pollokoff to serve as a director of the Company and the Bank. The boards expect to appoint Mr. Pollokoff to the Directors’ Loan Committee, the Facilities Committee and the Marketing Steering Committee.

Mr. Pollokoff, age 63, is the President and Chief Executive Officer of The Fedder Company, a commercial real estate investment and management company that was founded in the mid 1970s. He began with The Fedder Company in 1984 as Property Manager and was appointed President in 1998. Mr. Pollokoff is a native of Baltimore, Maryland and attended Bucknell University in Lewisburg, Pennsylvania. After graduating in 1981, he began his career at City Federal Financial in New Jersey, where he eventually was an assistant loan officer in their commercial mortgage lending division. In 1990, Mr. Pollokoff received a Masters Degree in Business Administration from Loyola University in Baltimore, Maryland, where he also taught senior finance majors a course in real estate investment.  From 1991 to 1998, Mr. Pollokoff served on the Board of Comprehensive Housing Assistance, Inc., a non-profit agency that provides housing assistance for the elderly as well as first-time home buyers in the Upper Park Heights community of Baltimore, Maryland. He was President from 1997 to 1998. Currently, Mr. Pollokoff serves on the Board of the Associated Jewish Charities, where he is the Chairperson of Funds and Foundations, helping direct donors meet their charitable goals. He has also volunteered his services to Habitat for Humanity.  The boards of directors of the Company and the Bank believe that Mr. Pollokoff’s qualifications to serve as a director include his many years as President and Chief Executive Officer of The Fedder Company, his vast real estate experience and knowledge, his dedicated community involvement, and his experience as a board member of various other organizations.

For his service on the Bank’s board of directors, Mr. Pollokoff will be entitled to receive the same director compensation as that received by other non-employee directors, which is $775 for each meeting of the board of directors attended and $490 for each committee meeting attended. Director compensation is set by the entire board of directors of the Bank. Directors do not receive compensation for serving on the Company’s board of directors.

Mr. Pollokoff has not been, and is not, a party to any transaction with the Company or any of its subsidiaries of the types subject to disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release dated August 31, 2023 regarding the election is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

99.1	Press release dated August 31, 2023 (filed herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: August 31, 2023	By:	/s/ Gary A. Harris
Gary A. Harris
President & CEO